EXHIBIT 99.2

Ionis prices private placement of convertible senior notes

April 8, 2021 at 7:05 AM EDT

CARLSBAD, Calif., April 8, 2021 /PRNewswire/ — Ionis Pharmaceuticals, Inc. (NASDAQ: IONS) announced today the pricing of $550.0 million aggregate principal amount of 0% Convertible Senior Notes due 2026 (the “notes”) in a private placement (the “offering”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The aggregate principal amount of the offering was increased from the previously announced offering size of $500.0 million. Ionis also granted the initial purchasers of the notes an option to purchase, within the 13-day period beginning on, and including, the date on which the notes are first issued, up to an additional $82.5 million aggregate principal amount of notes from Ionis. The sale of the notes is expected to close on April 12, 2021, subject to customary closing conditions.

The notes will be general unsecured obligations of Ionis, will not bear regular interest and the principal amount of the notes will not accrete. The notes will mature on April 1, 2026, unless earlier converted or repurchased.

Ionis estimates that the net proceeds from the offering will be approximately $536.2 million (or approximately $616.8 million if the initial purchasers exercise their option to purchase additional notes in full), after deducting the initial purchasers’ discounts and commissions and estimated offering expenses payable by Ionis. Ionis expects to use approximately $257.0 million of the net proceeds from the offering to repurchase approximately $247.9 million in aggregate principal amount of its 1% Convertible Senior Notes due 2021 (the “2021 notes”) in privately negotiated transactions. In addition, Ionis expects to use approximately $40.8 million of the net proceeds from the offering to pay the cost of the convertible note hedge transactions described below (after such cost is partially offset by the proceeds to Ionis from the sale of the warrant transactions described below). Ionis expects to use the remaining net proceeds from the offering for general corporate purposes, including expansion of manufacturing, research and development, and commercial infrastructure to support its wholly owned pipeline.

Before January 1, 2026, holders will have the right to convert their notes only upon the satisfaction of specified conditions and during certain periods. On or after January 1, 2026 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert all or any portion of their notes at any time. Upon conversion, Ionis will pay or deliver, as the case may be, cash, shares of its common stock or a combination of cash and shares of its common stock, at its election. The conversion rate will initially be 17.2902 shares of Ionis’ common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $57.84 per share of Ionis’ common stock). The initial conversion price represents a premium of approximately 32.5% over the last reported sale price of $43.65 per share of Ionis’ common stock on April 7, 2021. The conversion rate will be subject to adjustment in some events but will not be adjusted for any accrued or unpaid special interest.

Ionis may not redeem the notes prior to the maturity date, and no sinking fund is provided for the notes.

If Ionis undergoes a “fundamental change” (as defined in the indenture for the notes), then, subject to certain conditions and limited exceptions, holders may require Ionis to repurchase for cash all or any portion of their notes at a fundamental change repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid special interest, if any, to, but excluding, the fundamental change repurchase date. In addition, following certain corporate events that occur prior to the maturity date, Ionis will, in certain circumstances, increase the conversion rate for a holder who elects to convert its notes in connection with such a corporate event.

In connection with the pricing of the notes, Ionis entered into convertible note hedge transactions with certain of the initial purchasers or their affiliates and other financial institutions (the “Option Counterparties”). Ionis also entered into warrant transactions with the Option Counterparties. The convertible note hedge transactions are generally expected to reduce potential dilution to Ionis’ common stock upon any conversion of notes and/or offset any cash payments Ionis is required to make in excess of the principal amount of converted notes, as the case may be. However, the warrant transactions would separately have a dilutive effect to the extent that the market price per share of Ionis’ common stock exceeds the strike price of any warrants. The strike price for the warrant transactions will initially be equal to approximately $76.39 per share, which represents a 75.0% premium to the closing sale price of Ionis’ common stock on April 7, 2021. If the initial purchasers exercise their option to purchase additional notes, Ionis expects to enter into additional convertible note hedge transactions and additional warrant transactions relating to the additional notes with the Option Counterparties.

In connection with establishing their initial hedges of the convertible note hedge and warrant transactions, Ionis expects that the Option Counterparties or their respective affiliates will purchase shares of Ionis’ common stock and/or enter into various derivative transactions with respect to Ionis’ common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of Ionis’ common stock or the notes at that time.

In addition, the Option Counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Ionis’ common stock and/or by purchasing or selling Ionis’ common stock or other securities of Ionis in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during any observation period related to a conversion of notes or in connection with any repurchase of notes by Ionis on any fundamental change repurchase date or otherwise). This activity could also cause or avoid an increase or a decrease in the market price of Ionis’ common stock or the notes, which could affect the ability of noteholders to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the amount and value of the consideration that noteholders will receive upon conversion of such notes.

Further, in connection with any repurchases of the 2021 notes, Ionis expects that holders of the 2021 notes who agree to have their 2021 notes repurchased and who have hedged their equity price risk with respect to such notes (the “hedged holders”) will unwind all or part of their hedge positions by buying Ionis’ common stock and/or entering into or unwinding various derivative transactions with respect to Ionis’ common stock. The amount of Ionis’ common stock to be purchased by the hedged holders may be substantial in relation to the historic average daily trading volume of Ionis’ common stock. This activity by the hedged holders could increase (or reduce the size of any decrease in) the market price of Ionis’ common stock, including concurrently with the pricing of the notes, resulting in a higher effective conversion price of the notes. Ionis cannot predict the magnitude of such market activity or the overall effect it may have had on the price of the notes in the offering or Ionis’ common stock.

The notes, the warrants and any shares of common stock issuable upon conversion of the notes or exercise of the warrants have not been and will not be registered under the Securities Act, any state securities laws or the securities laws of any other jurisdiction, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release is neither an offer to sell nor a solicitation of an offer to buy any of these securities nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification thereof under the securities laws of any such state or jurisdiction.

About Ionis Pharmaceuticals

For more than 30 years, Ionis has been the leader in RNA-targeted therapy, pioneering new markets and changing standards of care with its novel antisense technology. Ionis currently has three marketed medicines and a premier late-stage pipeline highlighted by industry-leading neurological and cardiometabolic franchises. Our scientific innovation began and continues with the knowledge that sick people depend on us, which fuels our vision of becoming one of the most successful biotechnology companies.

Ionis’ Forward-looking Statement

This press release includes forward-looking statements regarding the offering and the convertible note hedge and warrant transactions, including statements regarding the anticipated completion and timing of the offering and the convertible note hedge and warrant transactions and Ionis’ expected use of proceeds from the offering. Any statement describing Ionis’ expectations, intentions or beliefs is a forward-looking statement and should be considered an at-risk statement. Such statements are subject to certain risks and uncertainties, including, without limitation, changes in market conditions, whether Ionis will be able to satisfy closing conditions related to the offering, whether and on what terms Ionis may repurchase any of the 2021 notes and unanticipated uses of capital. Ionis’ forward-looking statements also involve assumptions that, if they never materialize or prove correct, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Although Ionis’ forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by Ionis. As a result, you are cautioned not to rely on these forward-looking statements. These and other risks concerning Ionis’ programs are described in additional detail in Ionis’ annual report on Form 10-K for the year ended December 31, 2020, which is on file with the Securities and Exchange Commission. Copies of these and other documents are available from the Company.

In this press release, unless the context requires otherwise, “Ionis,” “Company,” “we,” “our,” and “us” refers to Ionis Pharmaceuticals and its subsidiaries.

Ionis Pharmaceuticals® is a trademark of Ionis Pharmaceuticals, Inc.